Exhibit 99.1

Aspen Aerogels Wins Patent Lawsuits Against Chinese Manufacturers

German court finds Chinese companies are infringing Aspen Aerogels’ European patent and issues injunction

NORTHBOROUGH, Mass., March 13, 2019— Aspen Aerogels, Inc. (NYSE: ASPN) ( “Aspen”) announced today that it has won its patent infringement lawsuits against Guangdong Alison Hi-Tech Co. Ltd. (“Alison”) and Nano Tech Co., Ltd. (“Nano”), in the Mannheim Regional Court in Germany.  The Mannheim Court determined on March 8, 2019 that Alison and Nano infringe one of Aspen’s European patents, as extended to Germany (the “Aspen Patent”), by selling infringing aerogel insulation products. As part of the judgments, the Mannheim Court issued injunctions prohibiting the offer, distribution, use or import of infringing products in Germany and held Nano and Alison liable to Aspen for damages, court costs and certain of Aspen’s legal fees and expenses. The Mannheim Court’s decision is subject to an appeal to the Higher Regional Court of Karlsruhe. In a related lawsuit, the Mannheim Court had previously issued a series of judgments against Hiltex Techniche Weefsels b.v., a Dutch reseller of the infringing Chinese aerogels.

In addition, the German Federal Patent Court in Munich found the Aspen Patent to be valid as granted in a patent nullity action initiated by Nano. The Munich Court’s decision follows other unsuccessful challenges to the validity of Aspen’s patents by Nano and Alison in the United States and China.

“Our core strategy is to invest in the research, development, commercialization and protection of our aerogel technology platform worldwide. These European patent wins, along with our 2018 victory at the U.S. International Trade Commission, reinforce the scope and strength of Aspen’s patent portfolio,” said Don Young, President and CEO of Aspen.

“These decisions also serve as clear notice to all companies that intend to purchase, import, use or resell infringing products that such actions are, simply put, illegal. We remain firmly committed to enforcing our intellectual property and recovering all compensation available to us under the law,” concluded Mr. Young.

About Aspen Aerogels, Inc.

Aspen Aerogels is an aerogel technology company that designs, develops and manufactures innovative, high-performance aerogel insulation used primarily in the energy infrastructure and building materials markets where thermal energy efficiency is at a premium and Aspen’s products offer unique value. Headquartered in Northborough, Mass., Aspen Aerogels manufactures its Cryogel®, Pyrogel® and Spaceloft® products at its East Providence, R.I. facility.

Media Contact

John F. Fairbanks

Chief Financial Officer

+1 508-691-1150

jfairbanks@aerogel.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These statements are not historical facts but rather are based on Aspen’s current expectations, estimates and projections regarding Aspen’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things: (i) the outcome of any appeals process in connection with patent enforcement actions; (ii) beliefs about Aspen’s intellectual property and technology strategy and its implementation; (iii) beliefs about Aspen’s aerogel technology platform and resulting commercial opportunities; (iv) expectations about the cost, timing or likelihood of success of Aspen’s patent enforcement actions and validity challenges; (v) beliefs about Aspen’s ability to fund necessary patent enforcement or defense actions. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: any failure to enforce any of Aspen’s patents; any future finding of invalidity of any patent in any jurisdiction or on appeal; any failure to obtain sufficient additional capital to pursue Aspen’s technology, patent enforcement, or patent defense strategy; the competition Aspen faces in its business; the loss of any direct customer, including distributors, contractors and OEMs; and the other risk factors discussed under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2018 and filed with the Securities and Exchange Commission (“SEC”) on March 8, 2019, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release, and Aspen does not intend to update this information unless required by law.